Exhibit 99.1

ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

ROCKY BRANDS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL 2013 RESULTS

NELSONVILLE, Ohio, February 25, 2014 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its fourth quarter and fiscal year ended December 31, 2013.

Fourth Quarter 2013 Sales and Income

Fourth quarter net sales increased 5.7% to $61.6 million, which included zero revenue from the Creative Recreation acquisition that closed on December 13, 2013, versus net sales of $58.3 million in the fourth quarter of 2012. The Company reported fourth quarter net income of $1.8 million, or $0.24 per diluted share compared with net income of $2.5 million, or $0.34 per diluted share in the fourth quarter of 2012. The fourth quarter of 2013 included a one-time expense of $1.0 million and a one-time gain of $0.6 million related to the acquisition of Creative Recreation. Also included in the fourth quarter of 2013 were expenses of $172,000 associated with the ongoing operations of Creative Recreation. Excluding all expenses and income related to Creative Recreation, fourth quarter 2013 net income was $2.2 million, or $0.29 per diluted share. (See below for a reconciliation of fourth quarter 2013 income per diluted share on a GAAP basis to a non-GAAP basis).

Fiscal Year 2013 Sales and Income

For fiscal year 2013, net sales increased 7.1% to $244.9 million versus net sales of $228.5 million in fiscal year 2012. The Company reported net income of $7.4 million, or $0.98 per diluted share, for fiscal year 2013, compared with net income of $8.9 million, or $1.18 per diluted share, for fiscal 2012. Excluding the aforementioned expenses and income related to Creative Recreation, fiscal year 2013 net income was $7.9 million, or $1.04 per diluted share. (See below for a reconciliation of fiscal year 2013 income per diluted share on a GAAP basis to a non-GAAP basis).

David Sharp, President and Chief Executive Officer, commented, “We finished 2013 with a strong performance from our work category which benefited from cold, snowy conditions across much of the U.S. during the fourth quarter. Despite a difficult holiday season for less weather sensitive footwear categories, we experienced solid demand for the Durango brand as consumers continue to respond positively to our broader product offering. While the overall retail environment remains challenging, we are optimistic about our prospects in 2014. The addition of Creative Recreation is an exciting new growth vehicle that we are confident will over time benefit from our operational and supply chain capabilities. At the same time, we believe there are opportunities to expand our market share in work, western and outdoor through compelling new product introductions and further evolving our direct to consumer channel.”

Fourth Quarter Review

Net sales for the fourth quarter increased 5.7% to $61.6 million compared to $58.3 million a year ago. Wholesale sales for the fourth quarter were $47.7 million compared to $46.2 million for the same period in 2012. The $1.5 million increase was driven by a $3.8 million or 9.0% increase in footwear sales partially offset by a $2.3 million decrease in apparel sales. The decrease in apparel sales was the result of the Company’s decision to transition some apparel to a licensing model in early 2013. Retail sales for the fourth quarter increased to $12.9 million compared to $12.0 million for the same period last year. Military segment sales for the fourth quarter increased to $1.0 million compared to no military sales in the fourth quarter of 2012.

Gross margin in the fourth quarter of 2013 was $21.8 million, or 35.4% of sales, compared to $20.9 million, or 36.0% of sales, for the same period last year. The 60 basis point decrease was driven by increased military sales versus the year ago period, which carry lower gross margins.

Selling, general and administrative (SG&A) expenses, excluding the aforementioned expense associated with the ongoing operations of Creative Recreation, were $18.4 million, or 29.9% of net sales, for the fourth quarter of 2013 compared to $16.8 million, or 28.8% of net sales, a year ago. The 110 basis point increase in SG&A as a percent of net sales was driven primarily by the reversal of incentive compensation accruals in the fourth quarter of 2012.

Income from operations, excluding the aforementioned expenses associated with the acquisition and ongoing operations of Creative Recreation was $3.4 million, or 5.6% of net sales, compared to $4.1 million, or 7.1% of net sales, a year ago.

Interest expense was $0.2 million for the fourth quarter of 2013, versus $0.2 million for the same period last year.

The Company’s funded debt was $38.4 million at December 31, 2013 versus $23.5 million at December 31, 2012, with the majority of the increase related to additional borrowings to fund the acquisition of Creative Recreation.

Inventory increased 16.3% or $11.0 million to $78.2 million at December 31, 2013 compared with $67.2 million on the same date a year ago. Inventory at December 31, 2013 included approximately $1.0 million associated with the acquisition of Creative Recreation.

Conference Call Information

The Company’s conference call to review fourth quarter and fiscal 2013 results will be broadcast live over the internet today, Tuesday, February 25, 2014 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, Creative Recreation®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding market share (paragraph 4). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2012 (filed March 4, 2013 and amended on March 5, 2013) and quarterly reports on Form 10-Q for the quarters ended March 31, 2013 (filed April 25, 2013), June 30, 2013 (filed July 29, 2013) and September 30, 2013 (filed November 6, 2013). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

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Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31, 2013	December 31, 2012
	Unaudited	Audited
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$4,215,617	$4,022,579
Trade receivables – net	49,069,668	44,555,057
Other receivables	325,888	575,984
Inventories	78,171,670	67,196,245
Income tax receivable	242,228	-
Deferred income taxes	1,104,050	1,252,030
Prepaid expenses	2,529,407	2,127,726
Total current assets	135,658,528	119,729,621
FIXED ASSETS – net	26,205,080	24,252,465
IDENTIFIED INTANGIBLES	36,807,099	30,498,802
OTHER ASSETS	354,051	363,527
TOTAL ASSETS	$199,024,758	$174,844,415

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
Accounts payable	$11,486,473	$9,930,518
Accrued expenses:
Taxes - other	901,116	704,064
Income tax payable	-	335,210
Other	5,028,850	3,324,668
Total current liabilities	17,416,439	14,294,460

LONG TERM DEBT	38,388,198	23,461,340
DEFERRED INCOME TAXES	11,750,718	11,148,333
DEFERRED LIABILITIES	255,906	303,406

TOTAL LIABILITIES	67,811,261	49,207,539

SHAREHOLDERS' EQUITY:
Common stock, no par value;

25,000,000 shares authorized; issued and outstanding December 31, 2013 - 7,536,448; December 31, 2012 - 7,503,568	70,153,570	69,694,770

Retained earnings	61,059,927	55,942,106

Total shareholders' equity	131,213,497	125,636,876

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$199,024,758	$174,844,415

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Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	Unaudited	Unaudited	Unaudited	Audited

NET SALES	$61,559,288	$58,263,374	$244,870,731	$228,537,050

COST OF GOODS SOLD	39,737,764	37,313,685	161,328,280	148,031,073

GROSS MARGIN	21,821,524	20,949,689	83,542,451	80,505,977

OPERATING EXPENSES
Selling, general and administrative expenses	18,548,044	16,799,780	71,351,688	66,679,761
Acquisition related expenses	1,028,526	-	1,172,047	-
Total operating expenses	19,576,570	16,799,780	72,523,735	66,679,761

INCOME FROM OPERATIONS	2,244,954	4,149,909	11,018,716	13,826,216

OTHER INCOME AND (EXPENSES):
Interest expense	(211,621)	(183,671)	(688,502)	(650,873)
Gain on bargain purchase	601,975		601,975
Other – net	(189,938)	(230,962)	(116,665)	(87,924)
Total other - net	200,416	(414,633)	(203,192)	(738,797)

INCOME BEFORE INCOME TAXES	2,445,370	3,735,276	10,815,524	13,087,419

INCOME TAX EXPENSE	671,186	1,187,199	3,442,768	4,232,654

NET INCOME	$1,774,184	$2,548,077	$7,372,756	$8,854,765

INCOME PER SHARE
Basic	$0.24	$0.34	$0.98	$1.18
Diluted	$0.24	$0.34	$0.98	$1.18

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,520,361	7,503,568	7,517,364	7,503,494
Diluted	7,520,361	7,503,568	7,517,364	7,503,494

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Reconciliation of Income per Diluted Share on a GAAP Basis to a Non-GAAP Basis

	Three Months Ended December 31, 2013
	(Unaudited)
	GAAP Basis	Acquisition Related Expenses and Income	Creative Recreation December Operations	Non GAAP Basis
NET SALES	$61,559,288	$-	$-	$61,559,288

COST OF GOODS SOLD	39,737,764	-	-	39,737,764

GROSS MARGIN	21,821,524	-	-	21,821,524

OPERATING EXPENSES
Selling, general and administrative expenses	18,548,044	-	172,418	18,375,626
Acquisition related expenses	1,028,526	1,028,526	-	-
Total operating expenses	19,576,570	1,028,526	172,418	18,375,626

INCOME FROM OPERATIONS	2,244,954	(1,028,526)	(172,418)	3,445,898

OTHER INCOME AND (EXPENSES):
Interest expense	(211,621)	-	-	(211,621)
Gain on bargain purchase	601,975	601,975	-	-
Other – net	(189,938)	-	-	(189,938)
Total other - net	200,416	601,975	-	(401,559)

INCOME BEFORE INCOME TAXES	2,445,370	(426,551)	(172,418)	3,044,339

INCOME TAX EXPENSE	671,186	(149,293)	(60,346)	880,825

NET INCOME	$1,774,184	$(277,258)	$(112,072)	$2,163,514

INCOME PER DILUTED SHARE	$0.24	$(0.04)	$(0.01)	$0.29

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,520,361	7,520,361	7,520,361	7,520,361
Diluted	7,520,361	7,520,361	7,520,361	7,520,361

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Reconciliation of Income per Diluted Share on a GAAP Basis to a Non-GAAP Basis

	Year Ended December 31, 2013
	(Unaudited)
	GAAP Basis	Acquisition Related Expenses and Income	Creative Recreation December Operations	Non GAAP Basis
NET SALES	$244,870,731	$-	$-	$244,870,731

COST OF GOODS SOLD	161,328,280	-	-	161,328,280

GROSS MARGIN	83,542,451	-	-	83,542,451

OPERATING EXPENSES
Selling, general and administrative expenses	71,351,688	-	172,418	71,179,270
Acquisition related expenses	1,172,047	1,172,047	-	-
Total operating expenses	72,523,735	1,172,047	172,418	71,179,270

INCOME FROM OPERATIONS	11,018,716	(1,172,047)	(172,418)	12,363,181

OTHER INCOME AND (EXPENSES):
Interest expense	(688,502)	-	-	(688,502)
Gain on bargain purchase	601,975	601,975	-	-
Other – net	(116,665)	-	-	(116,665)
Total other - net	(203,192)	601,975	-	(805,167)

INCOME BEFORE INCOME TAXES	10,815,524	(570,072)	(172,418)	11,558,014

INCOME TAX EXPENSE	3,442,768	(199,525)	(60,346)	3,702,639

NET INCOME	$7,372,756	$(370,547)	$(112,072)	$7,855,375

INCOME PER DILUTED SHARE	$0.98	$(0.05)	$(0.01)	$1.04

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,520,361	7,520,361	7,520,361	7,520,361
Diluted	7,520,361	7,520,361	7,520,361	7,520,361

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